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                                                                    EXHIBIT 10.7


                        SATELLITE ONLINE SOLUTIONS CORPORATION

EMPLOYMENT AGREEMENT

     Agreement made as of this 1st day of June 1997, by and among Darryl N. Deaton of 172 Serra Ct., Vallejo, California ("Employee") and Satellite Online Solutions (the "Company").

PREAMBLE

     The Board of Directors of the Company recognizes Employee's potential contribution to the growth and success of the Company and desires to assure the Company of Employee's employment in an executive capacity as Vice President and to compensate him therefor. Employee wants to be employed by the Company and to commit himself to serve the Company on the terms herein provided. In connection with his employment, Employee proposes to purchase and the Company to sell Stock under the terms of a separate agreement. Employee's duties may include research and development of new technology and products, management, or other duties to be mutually agreed upon.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties, the parties agree as follows:

     1.    Definitions

                  "Benefits" shall mean all the fringe benefits approved by the Board from time to time and established by the Company for the benefit of employees generally and/or for key employees of the Company as a class, including, but not limited to, regular holidays, vacations, absences resulting from illness or accident, health insurance, disability and medical plans (including dental and prescription drug), group life insurance, and pension, profit-sharing and stock bonus plans or their equivalent.

                  "Board" shall mean the Board of Directors of the Company, together with an executive committee thereof (if any), as same shall be constituted from time to time.

                  "Cause" for termination shall mean (i) Employee's final conviction of a felony involving a crime of moral turpitude, (ii) acts of Employee which, in the judgment of the Board, constitute willful fraud on the part of Employee in connection with his duties under this Agreement, including but not limited to misappropriation or embezzlement in the performance of duties as an employee of the Company, or willfully engaging in conduct materially injurious to the Company and in violation of the covenants contained in this Agreement, or (iii) gross misconduct, including but not limited to the willful failure of Employee either to (a) continue to obey lawful written instruction of the Board after thirty (30) days notice in writing of Employee's failure to do so and the Board's intention to terminate Employee if such failure is not corrected, or (b) correct any conduct of Employee which constitutes a material breach of this Agreement after thirty (30) days notice in writing of Employee's failure to do so and the Board's intention to terminate Employee if such failure is not corrected.

                  "Employee" shall mean Darryl N. Deaton and, if the context requires, his heirs, personal representatives, and permitted successors and assigns.

                  "Person" shall mean any natural person, incorporated entity, limited or general partnership, business trust, association, agency (governmental or private), division, political sovereign, or subdivision or instrumentality, including those groups identified as "persons" in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934.

                  "Reorganization" shall mean any transaction, or any series of transactions consummated in a 12-month period, pursuant to which any Person acquires (by

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merger, acquisition, or otherwise) all or substantially all of the assets of the
Company or the then outstanding equity securities of the Company and the Company is not the surviving entity, the Company being deemed surviving if and only if the majority of the Board of Directors of the ultimate parent of the surviving entity were directors of the Company prior to its organization.

                  "Territory" shall mean any state of the United States and any equivalent section or area of any country in which the Company has revenue-producing customers or activities.

                  "Company" shall mean Satellite Online Solutions Corporation, together with such subsidiaries of the Company as may from time to time exist.

     2.    Position, Responsibilities, and Term of Employment.

           2.01 Position. Employee shall serve as Vice President and in such additional management position(s) as the Board shall designate. In this capacity Employee shall, subject to the bylaws of the Company, and to the direction of the Board, serve the Company by performing such duties and carrying out such responsibilities as are normally related to the position of Vice President in accordance with the standards of the industry.

           2.02 Best Efforts Covenant. Employee will, to the best of his ability, devote his full professional and business time and best efforts to the performance of his duties for the Company and its subsidiaries and affiliates.

           2.03 Records, Files. All records, files, drawings, documents, equipment and the like relating to the business of the Company which are prepared or used by Employee during the term of his employment under this Agreement shall be and shall remain the sole property of the Company.

           2.04 Hired to Invent. Employee agrees that every improvement, invention, process, apparatus, method, design, and any other creation that Employee may invent, discover, conceive, or originate by himself or in conjunction with any other Person during the term of Employee's employment under this Agreement, that relates to the business carded on by the Company during the term of Employee's employment under this Agreement, shall be the exclusive property of the Company.

     3.    Compensation.

           3.01 Minimum Compensation. The Company shall pay to Employee for the services to be rendered hereunder a base salary at an annual rate of Ten Thousand dollars ($10,000.00) per month ("Minimum Compensation").

     Employee's salary shall be payable in periodic installments in accordance with the Company's usual practice for similarly situated employees of the Company. Notwithstanding any other clause or provision of this agreement, Company agrees that Minimum Compensation shall be paid to Employee through December 31, 1999.

           3.02 Incentive Compensation. In addition to Minimum Annual Compensation, Employee shall be entitled to receive payments under the Company's incentive compensation and/or bonus program(s) (as in effect from time to time), if any, in such amounts as are determined by the Company to be appropriate for similarly situated employees of the Company.

           3.03 Participating in Benefits. Employee shall be entitled to all Benefits for as long as such Benefits may remain in effect and/or any substitute or additional Benefits made available in the future to similarly situated employees of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such Benefits adopted by the

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Company. Benefits paid to Employee shall not be deemed to be in lieu of other compensation to Employee hereunder as described in this Section 3.

           3.04   Specific Benefits.

           During the term of this Agreement (and thereafter to the extent this Agreement shall require):

           (a) Employee shall be entitled to three (3) weeks of paid vacation time per year, to be taken at times mutually acceptable to the Company and Employee.

           (b) The Company shall provide fully paid accident and health insurance for Employee and his family.

           (c) Employee shall be entitled to sick leave benefits during the employment period in accordance with the customary policies of the Company for its executive officers, but in no event less than one (1) month per year.

           (f) In addition to the vacation provided pursuant to Section 3.04(a) hereof, Employee shall be entitled to paid six (6) holidays as determined by the Company.

           (g) Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Company or the Board for the similarly situated employees of the Company) in performing services hereunder.

           (h) Employee shall be eligible to participate during the Employment Period in Benefits not inconsistent or duplicative of those set forth in this Section 3.04 as the Company shall establish or maintain for its employees or executives generally.

     4.    Termination.

           4.01 Termination by either Employee or Company. If during the term of this Agreement the Employee or Company voluntarily or with cause terminates the employment of Employee the Company shall continue to pay to Employee the Minimum Compensation and pay for those health and medical benefits in 3.04(b) until December 31, 1999. Employee shall remain a member of the Company's Board of Directors.

           4.02   Termination on Account of Employee's Death.

                  (a) In the event of Employee's death during the term of this
           Agreement:

                         (1)    This Agreement shall terminate except as
provided in this Section; and

                         (2)    The Company shall pay to Employee's wife or
beneficiary (or to his estate if he fails to make such designation) the Minimum Compensation until December 31, 1999.

     5.    Miscellaneous.

           5.01 Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of the Company in a reorganization, merger or consolidation and any assignee of all or substantially all of the Company's business and properties, but, except as to any such successor of the Company, neither this Agreement nor

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any rights or benefits hereunder may be assigned by the Company or Employee.

           5.02 Initial Term and Extensions. Except as otherwise provided, the term of this Agreement shall be three (3) years commencing with the effective date hereof. On the third anniversary of the effective date, and on each subsequent annual anniversary of the effective date thereafter, the Agreement shall be automatically extended for an additional year unless either party notifies the other in writing more than 90 days prior to the relevant anniversary date that the Agreement is no longer to be extended.

           5.03 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of California

           5.04 Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

           5.05 Notice. Any notice required or permitted to be given hereunder shall be effective when received and shall be sufficient if in writing and if personally delivered or sent by prepaid cable, telex or registered air mail, return receipt requested, to the party to receive such notice at its address set forth at the end of this Agreement or at such other address as a party may by notice specify to the other.

           5.06 Amendment and Waiver. This Agreement may not be amended, supplemented or waived except by a writing signed by the party against which such amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any other breach of that provision nor as a waiver of any breach of another provision.

           5.07 Binding Effect. Subject to the provisions of Section 4 hereof, this Agreement shall be binding on the successors and assigns of the parties hereto.

     All obligations of Employee with respect to any Shares covered by this Agreement shall, as the context requires, bind Employee's spouse and the divorce or death of such spouse shall not vitiate the binding nature of such obligation.

           5.08 Survival of Rights and Obligations. All rights and obligations of Employee or the Company arising during the term of this Agreement shall continue to have full force and effect after the termination of this Agreement unless otherwise provided herein.

                                             The Company


                                             /s/ Lance Mortensen
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                                             By



                                             /s/ Darryl Deaton
                                             ------------------------
                                             Employee